UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
September 19, 2011

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2011, The Estée Lauder Companies Inc. (the “Company”) entered into a new employment agreement with Cedric Prouvé, Group President – International of the Company.  The new agreement is effective as of July 1, 2011.  His prior employment agreement expired on June 30, 2011.

Under the new employment agreement Mr. Prouvé will be an employee-at-will and continue as Group President – International until his retirement or other termination of his employment.  The agreement provides for a base salary to be set by the Compensation Committee.  For the fiscal year ending June 30, 2012, his base salary is $1 million, which is the same amount as for the fiscal year ended June 30, 2011.  His bonus opportunities and equity grants shall be determined by the Compensation Committee or Stock Plan Subcommittee.  For fiscal 2012, his aggregate bonus opportunities at target are $2.1 million.  In September 2011, he was granted stock options in respect of 44,906 shares of Class A Common Stock with an exercise price of $98.17 per share (the closing price on September 1, 2011), restricted stock units in respect of 10,065 shares of Class A Common Stock and performance share units with an aggregate target payout of 8,527 shares of Class A Common Stock.   The payments and benefits upon termination of employment are substantially the same as those described in the Company’s proxy statement, dated September 24, 2010, under “Executive Compensation – Potential Payments Upon Termination of Employment or Change in Control.”  Benefits provided to Mr. Prouvé under the agreement may be modified by the Compensation Committee at any time other than in contemplation of a “Change of Control” (as defined in the agreement) or after a Change of Control.  Any such modification shall not be effective until at least two years after such modification is approved by the Compensation Committee.

The above summary of the material terms of the agreement is qualified by reference to the text of the agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Cedric Prouvé, dated as of September 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

September 20, 2011	By:	/s/ Spencer G. Smul
Spencer G. Smul Senior Vice President, Deputy General Counsel and Secretary

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THE ESTEE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Cedric Prouvé, dated as of September 19, 2011

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